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                                                                      Exhibit 15

                                       1345 Avenue of the Americas
                                       New York, New York 10105


June 26, 1997

The Brooklyn Union Gas Company
One MetroTech Center
Brooklyn, New York 11201

Long Island Lighting Company
175 East Old Country Road
Hicksville, New York 11801

Gentlemen,

We are aware that The Brooklyn Union Gas Company and the Long Island Lighting Company have incorporated by reference in their Registration Statement No. 333-18025 our reports dated January 24, 1997 and April 23, 1997, covering the unaudited interim consolidated financial statements for The Brooklyn Union Gas Company as of December 31, 1996, and March 31, 1997, respectively. Pursuant to Regulation C of the Securities Act of 1933, these reports are not considered a part of the registration statement prepared or certified by our Firm or reports prepared or certified by our Firm with the meaning of Section 7 and 11 of the Act.

Very truly yours,

ARTHUR ANDERSEN LLP